Exhibit 107

EX-FILING FEES

Calculation of Filing Fee Table

Form S-4

(Form Type)

AltC Acquisition Corp.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate(4)	Amount of Registration Fee
Fees to be paid	Equity	Post-Closing Company Class A common stock	Rule 457(f)(2)	92,832,673(2)	N/A(3)	$3,094.42	0.0001102	$0.34
	Total Offering Amounts					$3,094.42		$0.34
	Total Fees Previously Paid							—
	Total Fee Offsets							—
	Net Fee Due							$0.34

(1)	Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share splits, share dividends or similar transactions.

(2)	The number of shares Post-Closing Company Class A common stock (as defined in the accompanying proxy statement/prospectus/consent solicitation statement) being registered is equal to 92,832,673 and represents (i) 77,832,673 shares of AltC Class A common stock (as defined in the accompanying proxy statement/prospectus/consent solicitation statement) issued as Closing Merger Consideration (as defined in the accompanying proxy statement/prospectus/consent solicitation statement) and (ii) up to 15,000,000 shares of Post-Closing Company Class A common stock that may be issued as Earnout Consideration (as defined in the accompanying proxy statement/prospectus/consent solicitation statement).

(3)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(f)(2) of the Securities Act. Oklo (as defined in the accompanying proxy statement/prospectus/consent solicitation statement) is a private company, no market exists for its securities, and it has an accumulated deficit. Therefore, the proposed maximum aggregate offering price is one-third of the aggregate par value of the Oklo shares expected to be exchanged in connection with the business combination.

(4)	Determined in accordance with Section 6(b) of the Securities Act at a rate equal to $110.20 per $1,000,000 of the proposed maximum aggregate offering price.